Exhibit 99.1

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC. Strategic Review Update: Plan of Liquidation and Asset Sale

2 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10 - K filed with the SEC on March 9 , 2017 as amended on April 28 , 2017 and Quarterly Report on Form 10 - Q filed with the SEC on August 14 , 2017 . Forward - Looking Statements This presentation may contain forward - looking statements . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the Company’s Annual Report on Form 10 - K and Quarterly Report on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements .

3 Table of Contents ▪ Executive Summary ▪ Strategic Review Update ▪ Liquidation Plan Overview ▪ HTI – Buyer Profile ▪ Distributions and Net Liquidation Proceeds ▪ Conclusion ▪ Timeline and Next Steps

4 Executive Summary 1 Pursuant to terms of the purchase agreement, a $ 6 million escrow account will be established . The escrow account can be released over the following periods of time : $ 2 million released 6 months post - closing, $ 2 million more released after the next 6 months (after 12 months post - closing) and the remaining $ 2 million balance released after the next two months (after 14 months post - closing) . Distributions made to stockholders of the full amount of the proceeds from the asset sale and any cash on hand will be subject to payment or provision for the Company's liabilities and obligations following the completion of the asset sale . The Company cannot provide assurances as to the amount or timing of any liquidating distributions to its stockholders . 2 An anticipated initial liquidating distribution of $ 15 . 75 per share of common stock is expected to be paid within two weeks following the closing of the Asset Sale, subject to Board approval . This estimate is based on certain assumptions and there can be no guarantee as to the exact amount that you will receive . During the course of liquidating and dissolving, the Company may incur unanticipated expenses and liabilities all of which are likely to reduce the cash available for distribution to stockholders . Company Broke Escrow August 2014 Assembled 19 Property MOB - focused Portfolio March 2015 – December 2015 Board of Directors Initiates a Strategic Review February 2016 Sale of Real Estate Assets to Healthcare Trust, Inc. (“HTI”) Estimated Closing: December 2017 Transaction Benefits for ARC - HT III Shareholders Full - Cycle Liquidity Event All - Cash Deal Provides Liquidity to Shareholders ¹ Reduces Future Risks Associated with Business Operations, Liquidity Events, and Distribution Levels for the Company G iven its Inefficient Size on a Long - term Basis Maximizes Value of Existing Assets Sale of Assets to Healthcare Trust, Inc. $120 million all - cash deal Initial Public Offering Lapses, Lack of Scale Creates Operational Inefficiencies August 2016 Initial Public Offering Suspended November 2015 Initial Liquidating Distribution of $15.75 Per Share 2 to be Paid Within Two Weeks of the Close of the Asset Sale Estimated: January 2018

5 Strategic Review Process Advisor and Legal Counsel Strategic Alternatives Process Overview ▪ The Special Committee of the board of directors engaged the following advisor and legal counsel for its strategic review process: o Financial Advisor - SunTrust Robinson Humphrey, Inc. (“SunTrust”) o Special Legal Counsel - Shapiro Sher Guinot and Sandler, P.A. (“Shapiro Sher”) ▪ The Special Committee considered various alternatives in order to achieve maximum value for shareholders, including: o Continuing current operating strategy o Pursuing a sale or merger of the Company o Liquidating the portfolio asset - by - asset o Raising new equity capital from outside investors o Listing on a national exchange Background and Objective ▪ On February 22, 2016, the Company’s board of directors initiated a strategic review to identify, examine, and consider a range of strategic alternatives available to the Company as its current operations were deemed not sustainable on a long - term basis ▪ The strategic review was led by a special committee of the Company’s board of directors consisting solely of independent directors (the “Special Committee”) ▪ The objective of the strategic review was to maximize shareholder value ▪ The Special Committee, with the assistance of SunTrust, ran a robust process over the course of 12+ months in which the special committee communicated with 25 potential buyers o The parties contacted included a mix of public owners, private owners, and private equity funds, each with a range of various sizes Conclusion ▪ As a result of its strategic review, the Special Committee has approved and recommended the Plan of Liquidation and the proposed transaction to sell the Company’s assets to HTI to maximize shareholder value

6 Strategic Review Timeline February 22, 2016 Shapiro Sher retained as special legal counsel Late February to Mid March 2016 Special Committee interviews financial advisors March 30, 2016 SunTrust engaged as Financial Advisor April 2016 to April 2017 Special Committee conducts full process, engaging with 25 potential counterparties March 3, 2017 HTI submits initial offer April 18 to June 15, 2017 Parties negotiate terms of Purchase Agreement June 15, 2017 Definitive deal is reached for asset sale to HTI April 11, 2017 Special Committee determines to move forward with asset sale to HTI March to April 2017 Special Committee negotiates with HTI March 31, 2017 HTI submits revised offer March to April 2017 Special Committee negotiates with leading counterparty, no definitive deal is reached September to October 2016 Special Committee negotiates with leading counterparty, no definitive deal is reached February 22, 2016 Board of Directors initiates strategic review process, forms Special Committee

7 Transaction Overview ▪ 100% cash consideration ▪ $120 million consideration for the real estate assets owned by ARC - HT III 1 ▪ Following the closing of the transaction, ARC - HT III will liquidate and investors will receive cash for their shares of ARC - HT III, and can redeploy or use these proceeds at their discretion 2 ▪ No shares are being issued to ARC - HT III shareholders as consideration, avoiding potential sale lock - up periods ▪ The Advisor will not receive a subordinated performance fee in connection with the transaction ▪ If a superior offer is submitted prior to the completion of the shareholder vote, the Special Committee may choose to accept the offer, subject to a termination fee of $3.6 million ▪ The effectiveness of the transaction and the Company’s plan of liquidation are subject to the approval of the Company’s shareholders of both the transaction and the plan of liquidation. ▪ A shareholder vote is not required from HTI’s shareholders. ▪ The transaction is estimated to close in December 2017 3 Consideration Transaction Closing Full Liquidity No Lock - up Additional Deal Terms Shareholder Approval (1) The cash amount of the consideration paid to the Company will be reduced at closing by the amount outstanding (and, if the lo an is repaid instead of assumed, certain repayment costs) of the mortgage loan on the Company's Philip Professional Center property. $4.947 million was outstanding under this loan as of June 30, 2017 . The cash amount is also subject to customary prorations and closing adjustments in accordance with the terms of the purchase agreement. (2) Pursuant to terms of the purchase agreement, a $6 million escrow account will be established. The escrow account can be rele ase d over the following periods of time: $2 million released 6 months post - closing, $2 million more released after the next 6 months (after 12 months post - closing) and the remaining $2 million balance released after the next two months (after 14 months post - closing). Distributions made to stockholders of the full amount of the proceeds from the asset sale and any cash on hand will be subject to payment or provision for the Company's liabilities and o bli gations following the completion of the asset sale. The Company cannot provide assurances as to the amount or timing of any liquidating distributions to its stockholders. (3) The transaction is subject to conditions and also may not close due to uncertainties regarding HTI’s ability to finance the p aym ent of the purchase price at closing. For more information, please read “Risk Factors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 23, 2017.

8 HTI – Buyer Profile 163 Properties $2.3 Billion Invested 8.5 Million Rentable Square Feet ▪ HTI is a $2.3 billion, healthcare focused REIT that focuses on medical office, seniors housing and hospital properties 1 ▪ The transaction represents less than 10% of HTI’s total assets ▪ We believe HTI’s size and conservatively levered balance sheet mitigate execution risk associated with the contemplated transaction ▪ Ample cash on hand and borrowing capacity, with $81.5 million of cash and cash equivalents as of September 1, 2017 and the ability to obtain additional cash through the financing of the Company’s assets at closing. 2 (1) The Company and HTI each are sponsored and advised by affiliates of AR Global Investments, LLC. (2) HTI is subject to a covenant requiring the aggregate amount of all HTI’s unrestricted cash and cash equivalents to be equal t o a t least $30.0 million at all times. Although the Asset Sale is not subject to any financing condition, adding any property to the borrowing base of the HTI’s revolving credit facility requires satisfying certain conditions, incl udi ng approval of the agent under HTI’s revolving credit facility. There can be no assurance these conditions will be satisfied or waived when all the other conditions to the closing of the Asset Sale have been satisfied or waived and tha t HTI will be able pay the purchase price when it is required to do so under the purchase agreement. HTI has not made alternative financing arrangements and, if sufficient financing is not available through the HTI’s revolving cre dit facility, HTI may not have sufficient cash on hand available to fund the closing. For more information, please read “ Special Factors – Financing of the Asset Sale” and “Risk Factors” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 23, 2017.

Distributions and Net Liquidation Proceeds

- Since inception through July 31, 2017, ARC-HT III has paid out **$3.71 per share of distributions** in total[1]
- Net cash proceeds available for distribution to stockholders pursuant to the plan of liquidation are estimated to be $17.67 to $17.81 per outstanding share of common stock.[2]
- Total estimated net proceeds from the Company's plan of liquidation plus distributions to date are estimated at **$21.38 to $21.52** on a per share basis[3]

Cumulative Distributions to Date[1]



$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Mar-15
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Feb-16
Mar-16
Apr-16
May-16
Jun-16
Jul-16
Aug-16
Sep-16
Oct-16
Nov-16
Dec-16
Jan-17
Feb-17
Mar-17
Apr-17
May-17
Jun-17
Jul-17

Total estimated net proceeds from the plan of liquidation plus distributions to date are estimated at **$21.38 to $21.52** on a per share basis[3]

(1) Totals as of each period presented represent cumulative distributions per share paid to stockholders of record who have held shares since March 15, 2015, the date when our distributions began to accrue, through July 31, 2017, the date the Company ceased declaring and paying regular distributions to its stockholders. A substantial portion of the distributions paid in cash has exceeded operating cash flows and has been funded primarily from proceeds from the IPO.

(2) For more information on how the estimated range of net liquidation proceeds was determined, please read the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 23, 2017.

(3) Based on cumulative per share distributions of $3.71 received from inception through July 31, 2017, plus $17.67 to $17.81 per share, which represents the estimated range of net cash proceeds available for distribution pursuant to the Plan of Liquidation.

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Conclusion

The Special Committee completed a thorough strategic review process and believes the proposed transaction maximizes shareholder value.

- **Full-Cycle Liquidity Event:** Transaction provides ARC-HT III shareholders with a full cycle liquidity event.
- **All-Cash Transaction:** ARC-HT III shareholders receive liquidity in an all-cash transaction.[1]
- **Reduced Future Risks Associated with Business Operations, Liquidity Events, and Distribution Levels:** Given its inefficient size on a long-term basis, an all-cash liquidity event reduces risks associated with 1) ongoing business operations, 2) the execution of a successful liquidity event in the future, and 3) future distributions.
- **Buyer Profile Mitigates Execution Risk:** We believe HTI's size and conservatively levered balance sheet ensure the transaction will be completed as outlined in the proxy.
- **Shareholder Approval Required:** The transaction requires ARC-HT III shareholders to approve the transaction and ARC-HT III's plan of liquidation.
- **Maximizes Value:** The Special Committee evaluated all options and is prepared to move forward with the proposed transaction to maximize shareholder value.

(1) Pursuant to terms of the purchase agreement, a $6 million escrow account will be established. The escrow account can be released over the following periods of time: $2 million released 6 months post-closing, $2 million more released after the next 6 months (after 12 months post-closing) and the remaining $2 million balance released after the next two months (after 14 months post-closing). Distributions made to stockholders of the full amount of the proceeds from the asset sale and any cash on hand will be subject to payment or provision for the Company's liabilities and obligations following the completion of the asset sale. The Company cannot provide assurances as to the amount or timing of any liquidating distributions to its stockholders.

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11 Shareholder Vote, Asset Sale and Plan of Liquidation Timeline Late December 2017 Asset sale closes Late December to January 2018 Begin to distribute proceeds from transaction to shareholders 2 3 – Initial liquidating distribution of $15.75 per share December 21, 2017 Shareholder meeting on proposed transaction October to December 2017 Shareholder voting on proposed transaction 1 (1) Mailings of the proxy began October 25, 2017. Shareholders are able to vote via telephone, online or email starting upon rec eip t of the proxy. See p. 13 for details on how shareholders are able to vote. (2) Pursuant to terms of the purchase agreement, a $6 million escrow account will be established. The escrow account can be rele ase d over the following periods of time: $2 million released 6 months post - closing, $2 million more released after the next 6 months (after 12 months post - closing) and the remaining $2 million balan ce released after the next two months (after 14 months post - closing). Distributions made to stockholders of the full amount of the proceeds from the asset sale and any cash on hand will be subject to payment or provision for the Company's liabilities and obligations following the completion of the asset sale. The Company cannot provide assurances as to the amount or timing of a ny liquidating distributions to its stockholders. (3) An anticipated initial liquidating distribution of $15.75 per share of common stock is expected to be paid within two weeks f oll owing the closing of the Asset Sale, subject to Board approval. This estimate is based on certain assumptions and there can be no guarantee as to the exact amount that you will receive. During t he course of liquidating and dissolving, the Company may incur unanticipated expenses and liabilities all of which are likely to reduce the cash available for distribution to stockholders.

12 What do I do next? Speak with a Proxy Voting Specialist Live – Please call Broadridge at 1 - 855 - 973 - 0094 to speak live with a proxy voting specialist who will take your vote over the phone. Proxy specialists are available Monday through Friday between 9:00 am and 10:00 pm Eastern. OR Use the Automated Line - If you have your control number available for reference and prefer to use an automated system available 24 hours each day, please dial 1 - 800 - 690 - 6903 and have the control number listed on the voting instructions form provided to you available for reference when using this touch - tone system. Vote Online at www.proxyvote.com/HTIII - Enter the control number on the voting instruction form provided and follow the prompts. Vote by Mail - Complete, sign and date the enclosed proxy card and return it in the pre - paid envelope provided as soon as possible.

13 Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10 - K filed with the SEC on March 9, 2017 as amended on April 28, 2017 and Quarterly Report on Form 10 - Q filed with the SEC on August 14, 2017. The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements: • We have agreed to sell substantially all of our assets (the "Asset Sale") to HTI pursuant to and on the terms set forth in a purchase agreement, dated as of June 16, 2017 (the “Purchase Agreement”). The Asset Sale is subject to conditions, and there can be no assurance when or whether the Asset Sale will be completed. • Failure to complete the Asset Sale, which is subject to conditions, would prevent the complete liquidation and dissolution of the Company, as contemplated by the Company’s plan of liquidation approved by our board of directors on June 16, 2017 and could have adverse consequences for the Company. • We cannot determine the amount or timing of any liquidating distributions to our stockholders. • All of our executive officers and certain directors are also officers, managers or holders of a direct or indirect controllin g interest in the Advisor and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global"), the parent of our sponsor, American Realty Capital VII, LLC (the "Sponsor"). As a result, our executive officers and certain directors, our Advisor and its affiliates face conflicts of interest. • HTI is sponsored and advised by affiliates of the Advisor. Our directors and officers (including all our executive officers a nd one of our directors, in their capacities as executives or members of the Advisor, HTI’s advisor (the "HTI Advisor") and thei r affiliates) may have interests in the Asset Sale that may be different from, or in addition to, those of our other stockholde rs. • The Purchase Agreement contains provisions that could discourage a potential competing acquirer or could result in any competing proposal being at a lower price than it might otherwise be. • In some circumstances, our stockholders could be held liable for amounts they received from us in connection with our dissolution. • No public market currently exists, or may ever exist, for shares of our common stock which are, and may continue to be, illiquid. • Any adverse judgment in a lawsuit challenging the Asset Sale or the Company’s plan of liquidation may prevent the Asset Sale from closing or from closing within the expected timeframe, if at all. • The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us.

14 Risk Factors (Continued) ▪ We are depending on our Advisor to conduct our operations. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us. ▪ During July 2017, in light of the pending Asset Sale and the Company’s plan of liquidation, the board of directors determined that the Company will cease declaring and paying regular distributions to its stockholders. There can be no assurance we will resume paying distributions, or at what rate. ▪ We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates. ▪ Our revenue is dependent upon the success and economic viability of our tenants. ▪ Increases in interest rates could increase the amount of our debt payments. ▪ We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit marke ts of the United States from time to time. ▪ We may fail to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes, whic h would result in higher taxes and dramatically lower the amount of liquidating distributions to our stockholders. ▪ Pursuing the plan of liquidation may increase the risk that we will be liable for U.S. federal income and excise taxes, which would reduce the amount of liquidating distributions. ▪ The sale of our assets in the Asset Sale may cause us to be subject to a 100% excise tax on the net income from “prohibited transactions,” which would reduce the amount of our liquidating distributions to stockholders. ▪ We may be deemed to be an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and thus subject to regulation under the Investment Company Act.

www.TheHealthcareREIT3.com ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com